Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report on Form 10-K of NovaMed, Inc. (the “Company”) for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas S. Hall, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas S. Hall
Thomas S. Hall
Chief Executive Officer
March 16, 2007

      In connection with the Annual Report on Form 10-K of NovaMed, Inc. (the “Company”) for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott T. Macomber, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott T. Macomber
Scott T. Macomber
Chief Financial Officer
March 16, 2007

      This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.